Exhibit 10.2

STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 7th day of March 2008 (the “Execution Date”), by and between COGENCO INTERNATIONAL, INC., a Colorado corporation (“Cogenco”), and GENESIS CAPITAL MANAGEMENT LIMITED,  licensed under the laws of St. Vincent and the Grenadines (“Genesis”), who are collectively referred to as the “Parties” and individually as a “Party.”

R E C I T A L S:

A.	Cogenco holds 1,673,256 shares of common stock of DMI Biosciences, Inc., a privately-held Colorado corporation (represented by certificate 303, the “DMI Shares”), of which Cogenco desires to transfer 250,000 to Genesis for a price of $1.00 per share.

B.	Genesis desires to purchase 250,000 of the DMI Shares for $ 250,000 , payable by delivering to Cogenco a promissory note in the form of Exhibit A hereto .

C.

Cogenco and Genesis have discussed this transaction with DMI, and based on the terms of this Agreement and the representations made herein, DMI is willing to consent to the transaction and to transfer 250,000 of the DMI Shares on its books as contemplated by the Parties.

     NOW, THEREFORE, in consideration of the above facts, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

     1. Transfer of Shares.

     (a) Cogenco will, upon receiving Genesis’ signature to this Agreement, deliver a certificate for 250,000 of the DMI Shares to DMI for further transfer of record to Genesis.

     (b) Genesis will, promptly following notification that Cogenco has delivered 250,000 of the DMI Shares to DMI for transfer, deliver to Cogenco a promissory note in the form of Exhibit A.

     2. Effective Date. The Effective Date of this Agreement is the date that the Cogenco delivers 250,000 of the DMI Shares to DMI for transfer.

     3. Representations and Warranties of Cogenco. Cogenco hereby represents and warrants to Genesis that:

     3.1 Organization and Standing. Cogenco is a corporation duly organized, existing and in good standing under the laws of the State of Colorado. Cogenco has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted.

     3.2 Corporate Power. Cogenco has all requisite legal and corporate power and authority to enter into this Agreement and to transfer 250,000 of the DMI Shares as provided herein.

     3.3 Authorization. All corporate action on the part of Cogenco, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Cogenco and the authorization, sale, issuance and delivery of 250,000 of the DMI Shares pursuant hereto and the performance of all of Cogenco’s obligations under this Agreement have been taken. On the Effective Date, this Agreement shall constitute a valid and binding obligation of Cogenco, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by applicable law.

     3.4 Disclosure. This Agreement, and other written documentation delivered in connection herewith or which have otherwise been obtained by Genesis from Cogenco in its due diligence, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.5. No Liens or Encumbrances. The 250,000 DMI shares are not subject to any liens, security interests or other encumbrances, and are being transferred to Genesis free and clear of all encumbrances.

     4. Representations and Warranties of Genesis. Genesis hereby represents and warrants to Cogenco as follows:

     4.1 Authorization. On the Effective Date, this Agreement shall constitute a valid and binding obligation of Genesis, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally, and the availability of equitable remedies may be limited by applicable law.

     4.2 Investment Representations. Genesis understands and acknowledges that the 250,000 DMI s~~S~~hares have not been registered under the Securities Act of 1933 (the “Act”), or any state securities laws, and that the 250,000 DMI shares are being offered under exemptions from the registration requirements of such laws. In that connection, Genesis hereby represents and warrants that:

               (A) The 250,000 DMI shares will be acquired by Genesis for investment and not with a view to the sale or other distribution thereof within the meaning the Act.

               (B) Genesis is capable of evaluating the merits and risks of any investment in the 250,000 DMI s~~S~~hares, is financially capable of bearing a total loss of this investment and, as an investor that is currently invested in DMI and an owner of shares of DMI common stock, has: (i) a preexisting business relationship with DMI; and (ii) by reason of Genesis’s business or financial experience, has the capacity to protect its own interest in connection with the acquisition of additional shares of DMI common stock.

               (C) Genesis has received and reviewed all information regarding DMI and Cogenco, their business, prospects, management, assets, liabilities, and financial condition, and properties as it has requested or has determined necessary in the circumstances. Genesis has had ample opportunity to ask questions of and receive answers from Cogenco’s and DMI’s representatives concerning an investment in the 250,000 DMI shares and disposition of the shares of Cogenco common stock, and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

               (E) Genesis has discussed this Agreement, its due diligence investigation into the operations, assets, financial condition, business, and risks DMI and Cogenco, the advisability of entering into and acquiring the 250,000 of the DMI Shares in exchange for the shares Genesis owns in Cogenco pursuant to this Agreement in accordance with its terms with its legal, financial, investment, tax, and other advisors to the extent that Genesis has determined such consultation to be necessary or appropriate. Genesis has entered into this Agreement and has acquired 250,000 of the DMI Shares pursuant to this Agreement in accordance with the advice received and with full appreciation for the risks associated with investment in DMI.

     4.3 Repayment Obligation. The financial condition of Genesis is such that it can and it intends to ensure payment of the promissory note in accordance with the terms thereof.

     5. Brokers or Finders. Neither Cogenco nor Genesis has and nor will incur, directly or indirectly, as a result of any action taken pursuant to this Agreement, any liability for brokerage or finders’ fees or agents’ commissions, attorneys’ fees, or any similar charges in connection with this Agreement.

     6. Miscellaneous.

     6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado without application of principles of conflicts of laws.

     6.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     6.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any provision of this Agreement may be amended and may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Cogenco and Genesis.

     6.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) delivered personally or by facsimile, (ii) transmitted by first-class mail, postage prepaid, or airmail, postage prepaid, in the event of mailing for delivery outside of the country in which mailed, (iii) transmitted by an overnight courier of recognized reputation or of recognized international reputation in the event of an international delivery, or (iv) transmitted by telecopier (with confirmation by airmail or courier), addressed:

                    (a) if to Genesis, at Genesis’s address as set forth below, or at such other address as Genesis shall have furnished to Cogenco in writing, or

                    (b) if to Cogenco, at its address set forth below, or at such other address as Cogenco shall have furnished to each such holder in writing.

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (A) the date of receipt if delivered personally or by facsimile, (B) the date seven days after posting if transmitted by mail, (C) the date three days after delivery to the courier if sent by recognized or internationally recognized courier service, or (D) the date on which written confirmation would be deemed to have been given as provided above, whether by mail or by courier, as applicable, if transmitted by telecopier, whichever shall first occur.

     6.5 Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.6 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.7 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures received by facsimile or other electronic means will be considered to be original signatures for the purposes hereof.

     6.8 Expenses. Each party will bear its own costs and expenses incurred in connection with this Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first written above.

COGENCO INTERNATIONAL, INC.	GENESIS CAPITAL MANAGEMENT LIMITED

By: David W. Brenman, President Cogenco International, Inc. Suite 1840, 6400 So. Fiddler’s Green Cir. Greenwood Village, CO 80112 Fax: E-mail: davidbrenman@comcast.net	By: ____________, President Genesis Capital Management Limited 112 Brodie Street Kingstown St. Vincent and the Grenadines Fax: E-mail:

     DMI Biosciences, Inc., hereby advises the Parties to the foregoing agreement that, upon its receipt of the stock certificate representing 250,000 of the DMI Shares and a signed copy of this agreement (which includes signatures by facsimile or other electronic means), it will complete the transfer of record to Genesis as described herein.

DMI Biosciences, Inc.

By:
Bruce Miller, President